                                NUCOR CORPORATION
                  Exhibit 11 to Form 10-Q - September 29, 2001

Exhibit 11 - Computation of Net Earnings Per Share
--------------------------------------------------

                                  Nine Months (39 Weeks) Ended   Three Months (13 Weeks) Ended
                                  ----------------------------   -----------------------------
                                  Sept. 29, 2001 Sept. 30 2000   Sept. 29, 2001  Sept. 30 2000
                                  ----------------------------   --------------  -------------
                                    (Unaudited)    (Unaudited)     (Unaudited)     (Unaudited)
                                    -----------    -----------     -----------     -----------
Basic:
  Basic net earnings ............   $86,495,116  $231,088,010     $20,463,277     $67,794,472
                                    ===========  ============     ===========     ===========

  Average shares outstanding ....    77,679,151    83,149,261      77,774,788      79,686,001
                                     ==========    ==========      ==========      ==========

  Basic net earnings per share ..         $1.11         $2.78            $.26            $.85
                                          =====         =====            ====            ====

Diluted:

  Diluted net earnings ..........   $86,495,116  $231,088,010     $20,463,277     $67,794,472
                                    ===========  ============     ===========     ===========

  Diluted
    average shares outstanding:

    Basic shares outstanding ....    77,679,151    83,149,261      77,774,788      79,686,001
    Dilutive effect of
      employee stock options ....        80,089        19,802          70,630             -0-
                                     ----------    ----------      ----------      ----------

                                     77,759,240    83,169,063      77,845,418      79,686,001
                                     ==========    ==========      ==========      ==========

  Diluted net earnings per share.         $1.11         $2.78            $.26            $.85
                                          =====         =====            ====            ====

The information furnished has not been audited and is subject to year-end adjustments.